February 21, 2000




Mr. Tim Hoops
Kestrel Energy, Inc.
Victoria Exploration, Inc.
999 18th St.
Denver, CC, 80202

Dear Mr. Hoops,

Norwest Bank Colorado, National Association, is pleased to commit to make a working capital line of credit available to Kestrel Energy, Inc. and Victoria Exploration, Inc. The borrowing facility will be subject to the following:


I. TERMS
--------

BORROWERS
---------
Kestrel Energy, Inc. a Colorado Corporation
Victoria Exploration, Inc. a Colorado Corporation

GUARANTORS
----------
None

LENDER
------
Norwest Bank Colorado, National Association ("Norwest").

COMMITMENT AMOUNT
-----------------
Not to exceed the lesser of the Borrowing Base Amount or $2,000,000, represented by a promissory note dated as of February 21, 2000 ("Note").

MATURITY DATE
-------------
The maturity date is October 31, 2001. Letters of Credit issued under this facility must fully expire on or before October 31, 2001, otherwise, the Letters of Credit must be fully secured by cash deposits.

PAYMENTS
--------
Interest is due and payable monthly on the last calendar day of each month. Principal is due at maturity.

RATE
----
Interest shall accrue at an annual rate equal to the fluctuating prime rate established from time to time by Norwest, plus 2.50%.

FEES
----
Loan origination fee of $5,400 due at closing. Each subsequent increase to the Borrowing Base Amount will carry a 1.0% commitment fee on the incremental amount.

Engineering fee of $1,500 due at closing.

Letters of Credit fee of 2% per annum, minimum $500, for each Letter of Credit issued and/or extended. Such fee shall be paid at the time of issuance or extension.

SECURITY
--------
Secured by first priority Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement on selected oil and gas properties owned by Borrowers. Reasonable legal fees, recording and filing fees (including any mortgage tax) will be reimbursed by Borrowers.

STRUCTURE
---------
Funds will be available on a revolving basis through October 31, 2001 (the "revolving period"). During the revolving period, the Borrowers may borrow, repay and reborrow funds as long as the aggregate outstanding amount (including Letters of Credit) does not exceed the lesser of the Commitment Amount or the Borrowing Base Amount.

BORROWING BASE AMOUNT
---------------------
Borrowing Base Amount means the amount of available credit hereunder at any time prior to the Maturity Date, as determined by Lender in the exercise of its sole and absolute discretion based upon, among other things, a determination by the Lender of the value of the oil and gas reserves and/or other assets of Borrowers.

Effective the date hereof, the Borrowing Base Amount is $600,000.

Norwest will perform semi-annual reviews of the Borrowing Base Amount in April and October of each year, commencing April 2000. In addition, Norwest, at its sole discretion, may redetermine the Borrowing Base Amount one additional time per year besides the semi-annual Borrowing Base Redeterminations. If any redetermination results in the Borrowing Base Amount being changed, the Borrowers shall be promptly notified; if any redetermination results in no change being made in the Borrowing Base Amount, no notification shall be made. Should Norwest determine that the Borrowing Base Amount is less than the amount outstanding, the Borrowers shall, within 30 days after receipt of written notice from Norwest: (1) make a principal reduction to the amount outstanding sufficient to repay the excess or (2) amortize the excess over a six-month period with six equal payments, payable the last day of each calendar month, each said amount to be in addition to monthly principal and interest payments that might otherwise be due, or (3) provide Norwest, within 20 business days of Norwest's request and at Borrowers' expense, a valid perfected first lien, on terms and conditions satisfactory to Norwest, on sufficient proved developed producing oil and gas properties, so as to secure the remainder of any debt outstanding under this Agreement.

Borrowers may request, in writing, an increase in the Borrowing Base Amount, such request is to be accompanied by a description and evaluation of any additional collateral to be provided to Norwest. Norwest may evaluate such request for an increase in the Borrowing Base Amount in its sole and absolute discretion, and in conjunction with such evaluation may conduct a full credit analysis of Borrowers and the existing or any additional collateral value.

PURPOSE
-------
General working capital purposes in support of Borrowers' operations, including acquisition of oil and gas properties and related assets. Additionally, the line may also be used for the issuance of Letters of Credit. In no event will the line be used for the purpose of purchasing or carrying "margin stock" in violation of Regulations G, U, or X of the Board of Governors of the Federal Reserve System.


II. CONDITIONS PRECEDENT
------------------------
The provisions of this letter will serve as the terms of the borrowing arrangements and will be hereafter referred to as the Agreement. Prior to any funds being made available, the Borrowers will execute and deliver to Norwest, in form and substance satisfactory to Norwest, (a) a corporate borrowing authorization, (b) a promissory note, (c) this Agreement, and
(d) any collateral security documents ("Security Documents") required by Norwest.


III. LOAN COVENANTS
-------------------
Unless Norwest shall otherwise consent in writing, and so long as any debt remains outstanding or the commitment still available, the Borrowers will comply with the following:

1.   Borrowers will:
     a. submit, within 60 days of each quarter end, a monthly production and lease operating report, reflecting total production volumes, revenues, lease operating expenses, production taxes, and product prices of producing oil and gas properties owned by the Borrowers and included in the determination of the Borrowing Base Amount;
     b. submit, within 60 days of each quarter end, Borrowers prepared consolidated financial statements, in accordance with GAAP, in form and substance acceptable to the Lender;
     c. submit, within 60 days of each quarter end, a Certificate of Compliance for the Loan Covenants;
     d. submit, within 90 days of each fiscal year end, an independent engineering reserve report covering Borrowers' Borrowing Base oil and gas properties, prepared by an engineer acceptable to Norwest, in form and substance acceptable to Norwest;
     e. submit, within 90 days of each fiscal year end, consolidated audited financial statements, in form and substance acceptable to the Lender;
     f. submit, within 90 days of each fiscal year end, a Certificate of Compliance for the Loan Covenants;
     g. maintain a Current Ratio of 1.25 or higher at all time; for calculation purposes, Current Ratio is defined as current asset plus unused availability under the Revolving Line of Credit divided by current liabilities (excluding debt to Norwest);
     h. maintain a consolidated Leverage Ratio (total liabilities / TNW) of 1.0 or lower at all time;
     i. keep the collateral free from any liens and encumbrances and promptly pay any bills incurred for work performed on the collateralized properties;
     j. maintain insurance in amounts, form, and substance acceptable to Lender;
     k, provide other data and documentation which the Lender may reasonably request;

2.   Borrowers will not:
     a. incur other debt of any kind, other than trade payables and debt occurring out of the ordinary course of business, or pledge any asset owned by Borrowers, without the prior written consent of Lender;
     b. incur, create, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature, on any oil its oil and gas properties, excluding liens in favor of Norwest, and excluding oil, gas, and mineral leases, permits, gas sales and transportation contracts or similar agreements, entered into in the ordinary course of business;
     c.   incur capital lease obligations greater than $100,000;
     d.   make loans or advances to any third party;
     e.   change the management structure of Borrowers;
     f.   change its business or cease doing business;
     g. make any distributions or advances to any stockholder, entity, or individual;


IV. EVENTS OF DEFAULT
---------------------
The occurrence of any of the following shall constitute an "Event of Default" under this Agreement and the Note:

1. Borrowers shall fail to pay when due, any principal, interest, or other amount payable under this Agreement, or any promissory notes executed or guaranteed by the Borrowers in favor of Norwest, before the expiration of 10 days after such payment is due.

2. Any representation or warranty made by Borrowers hereunder or in any related collateral security or other documents entered into with Norwest shall prove to be, at any time, incorrect in any significant respect.

3. Borrowers shall fail to observe or perform any obligation, agreement, or other provision contained herein or in any other contract or instrument executed in connection herewith.

4. Any default or defined Event of Default under any security agreement, deed of trust, promissory note, or other contract or instrument executed by the Borrowers pursuant to, or as required by, this Agreement.

5. Borrowers shall fail immediately to pay and discharge, any judgment or any levy of attachment, execution, or other process against any of Borrowers' assets, or such judgment shall not be satisfied, within 10 days after the entry thereof.

6. Borrowers shall: (a) become insolvent, or suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator for itself or any of its property, or generally fail to pay its debts as they become due, or make a general assignment for the benefit of creditors, or (b) file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as recodified from time to time ("Bankruptcy Code"), or as now or hereafter in effect, or any involuntary petition or proceeding pursuant to said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy or reorganization or other relief for debtors is filed or commenced against Borrowers; or (c) file any answer admitting the jurisdiction of the court and the material allegations of any such involuntary petition; or (d) be adjudicated as bankrupt, under said Bankruptcy Code or any other state or federal law relating to bankruptcy, reorganization, or other relief for debtors.

7. Norwest, in good faith, considers Norwest's prospect of or right to payment or performance under this Agreement or the Note to be impaired.


V. REMEDIES
-----------
If any Event of Default shall occur, any indebtedness of the Borrowers under this Agreement, any other contract or instrument executed in conjunction herewith or the Note, any term of the Note to the contrary notwithstanding, shall at Norwest's option and without notice, become immediately due and payable without presentment, demand, or protest or notice of dishonor, all of which are hereby expressly waived by Borrowers. In addition, the obligation, if any, of Norwest to permit further borrowings hereunder shall immediately cease and terminate and Norwest shall have all rights, powers and remedies available under this Agreement, the Note or other contracts or instruments executed in connection herewith, or accorded by law, including without limitation, the right to resort to any or all of the collateral and to exercise any or all of its rights, powers, or remedies at any time and from time to time after the occurrence of any Event of Default.

All rights, powers, and remedies of Norwest in connection with this Agreement, the Note or any other contract or instrument on which the Borrowers may at any time be obligated to Norwest (or any holder thereof) are cumulative and not exclusive and shall be in addition to any other rights, powers, or remedies provided by law or equity, including without limitation the right to set off any liability owing by Norwest to either of the Borrowers (including sums deposited in any deposit account of Borrowers with Norwest) against any liability of the Borrowers to Norwest.


VI. WAIVER
----------
No delay, failure, or discontinuance by Norwest, or any holder of the Note, in exercising any right, power, or remedy under this Agreement, the Note or any other contract or instrument on which the Borrowers may at any time be obligated to Norwest (or any holder thereof) shall affect or operate as a waiver of such right, power or remedy. Any waiver, permit, consent, or approval of any kind by Norwest (or any holder of the Note), or of any provisions or conditions of, or any breach or default under this Agreement, the Note or any other contract or instrument on which the Borrowers may at any time be obligated, must be in writing and shall be effective only to the extent set forth in such writing.


VII. NOTICES
------------
All notices, requests, and demands given to or made upon the respective parties must be in writing and shall be deemed to have been given or made:
(1) at the time of personal delivery thereof, (2) or two days after any of the same are deposited in the U.S. Mail, first class and postage prepaid, addressed as follow:

     Borrowers:     Kestrel Energy, Inc.
                    999 18th St.
                    Denver, CO 80202

     Bank:          Norwest Bank Colorado, N.A.
                    Energy and Minerals
                    1740 Broadway
                    Denver, CO 80274-8699

or other such address as any party may designate by written notice to all other parties.


VIII. SUCCESSORS, ASSIGNMENTS
-----------------------------
This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and assigns of the parties, provided, however, that this Agreement may not be assigned by the Borrowers without the prior written consent of Norwest. Norwest reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, Norwest's rights and benefits under this Agreement, the Note or any contracts or instruments relating thereto. In connection therewith, Norwest may disclose all documents and information which Norwest now has or may hereafter acquire relating to the loan or the Note, the Borrowers or its business, or any collateral required hereunder.


IX. SEVERABILITY OF PROVISIONS
------------------------------
If any of the provisions of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.


X. ARBITRATION
--------------
1. AGREEMENT TO ARBITRATE: Subject to the provisions of the next paragraph below, Norwest and Borrowers agree to submit to binding arbitration any and all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys, and other agents) arising out of or relating to in any way to the loan and related loan and security documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, collection, enforcement, default or termination.

Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto (1) to foreclose against any real or personal property collateral by the exercise of the power of sale under a deed of trust, mortgage, or other security agreement, or instrument, or applicable law; (2) to exercise self-help remedies such as setoff or repossession; or (3) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit to provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration, including those claims or disputes arising from exercise of any such judicial relief, or pursuit of provisional or ancillary remedies, or exercise of self-help remedies.

2. SELECTION OF ARBITRATOR(S): If the amount in dispute is $500,000 or more, arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial law in the State of Colorado for at least eight (8) years or a retired judge at the District court or appellate court level from the State of Colorado; (2) a person with at least eight (8) years experience in commercial lending; and (3) a person with at least eight (8) years experience in the oil and gas industry. The parties to the dispute or their representatives shall obtain from the American Arbitration Association ("AAA") a list of persons meeting the criteria outlined above and the parties shall select the person in the manner established by the AAA.

If the amount in dispute is less than $500,000, the arbitration shall be conducted before one arbitrator who shall be an attorney who has practiced in the area of commercial law for at least eight (8) years or a retired judge at the District Court or appellate court level. The parties to the dispute or their representatives shall obtain from AAA a list of persons meeting the criteria outlined above and the parties shall select the person in the manner established by the AAA.

3. GOVERNING LAWS AND RULES: Such arbitration shall proceed in the State of Colorado in the City and County of Denver, shall be governed by Colorado law, including all applicable statutes of limitation, and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

4. DISCOVERY: In any arbitration hereunder: (1) the arbitrator(s) shall decide (by documents only or with a hearing, at the arbitrator's discretion) any pre-hearing motions which are substantially similar to prehearing motions to dismiss for failure to state a claim or motions for summary adjudication; (2) discovery shall be permitted, but shall be limited as provided in Rule 26.1(c) of the Colorado Rules of Civil Procedure, and shall be subject to the scheduling by the arbitrator(s), and any discovery disputes shall be subject to final determination by the arbitrator(s); and (3) the arbitrator(s) shall award costs and expenses of the arbitration proceeding in accordance with the provisions of this Agreement, the Note and/or other loan documents.


XI. COLORADO LAW APPLICABLE
---------------------------
This Agreement, the Note, and any contracts or instruments relating thereto, shall be governed by and construed in accordance with the laws of the State of Colorado, except to the extent that Norwest has greater rights or remedies under federal law or the law of any jurisdiction in which the collateral properties are located, in which case such choice of Colorado law shall not be deemed to deprive Norwest of such rights and remedies as may be available under such law.

This Agreement, the Note and any contracts or instruments relating thereto, represent the entire agreement between the parties, and it is expressly understood that all prior conversations or memoranda between the parties regarding the terms of this Agreement shall be superseded by this Agreement. Any amendments, approval, or waiver by Norwest of the terms of this Agreement, the Note and any contracts or instruments relating thereto. must be in writing or confirmed in writing, and shall be effective only to the extent specifically set forth in such writing. This Agreement, in conjunction with the Note and any contracts or instruments relating thereto, is in lieu of a formal credit agreement and shall serve to evidence the terms of the entire agreement between the parties.


XII. PAYMENT OF COSTS AND FEES
------------------------------
Borrowers will pay all out-of-pocket costs and expenses incurred by Norwest in connection with (a) the preparation of this Agreement, the Note, and the Security Documents, (b) any amendments or supplements thereto, (c) the preparation, recordation, and filing of the Security Documents (whether or not the transactions hereby contemplated shall be consummated), and (d) the perfection and enforcement of the rights of Norwest in connection with this Agreement and any of the Security Documents or Note issued hereunder, including but not limited to, the fees and out-of-pocket costs and expenses of Norwest's counsel.


Please acknowledge your acceptance of and agreement to the terms of this agreement by dating and executing where indicated. This commitment will expire, if not accepted and closed by March 31, 2000.

Sincerely,

NORWEST BANK COLORADO, NATIONAL ASSOCIATION


By:/s/Duc Duong
     Duc Duong
     Commercial Banking Officer
     Energy & Minerals


AGREED TO AND ACCEPTED THIS 21st DAY OF FEBRUARY, 2000.



By:/s/Timothy L. Hoops
     Tim Hoops, President
     Kestrel Energy, Inc.



By:/s/Timothy L. Hoops
     Tim Hoops, President
     Victoria Exploration, Inc.













                                                 360 DAY PROMISSORY NOTE

-------------------------------------------------------------------------
NORWEST BANK COLORADO, NATIONAL ASSOCIATION
-------------------------------------------------------------------------
Bank's Address, City, State & Zip Code

1740 BROADWAY, DENVER, CO 80274
-------------------------------------------------------------------------
   FOR BANK USE ONLY           Face Amount      Rate (% per year)
-------------------------------------------------------------------------
Customer No.   Loan No.

0153053        9001            $2,000,000.00       **%
-------------------------------------------------------------------------
                                Note Date         Maturity Date

                                02/21/2000          10/31/2001
-------------------------------------------------------------------------
Maker                           Home Phone        Business Phone

KESTREL ENERGY, INC. and
VICTORIA EXPLORATION, INC.
-------------------------------------------------------------------------
Street Address, City, State Zip Code

999 15TH STREET DENVER, CO 80202
-------------------------------------------------------------------------
Security

BUSINESS ASSETS
-------------------------------------------------------------------------
The captions in the boxes above, and the names, dates, amounts and other information therein, are defined terms and are hereby incorporated in the note provisions below.
Maker promises to pay to the order of Bank at Bank's address the Face Amount with interest on the unpaid balance of the Face Amount from the Note Date at the Rate indicated above (based upon a year of 360 days and computed for the actual number of days elapsed). Principal and interest shall be payable as follows:

     Interest shall be payable monthly on the last day of each month beginning 03/31/2000. The balance of principal plus accrued interest shall be payable at maturity.

     **The interest rate shall be at an annual rate two and one-half percentage points above the Norwest Bank Colorado, National Association Prime Rate, effective the same day of its change. Prime Rate shall mean the interest rate charged by Norwest Bank Colorado, National Association as announced or published by the Bank from time to time as its Prime Rate, and may not be the lowest interest rate charged by the Bank.

     THIS NOTE EVIDENCES AN ARRANGEMENT PROVIDING FOR FUTURE ADVANCES THAT IN AGGREGATE AMOUNT OUTSTANDING SHALL AT NO TIME EXCEED THE FACE AMOUNT.

     IN ADDITION, THIS NOTE EVIDENCES THE INDEBTEDNESS CREATED PURSUANT TO AN ARRANGEMENT THAT MAY INCLUDE THE ISSUANCE OF LETTERS OF CREDIT WHICH SHALL EXPIRE ON OR BEFORE 10/31/2001. ALL LETTERS OF CREDIT SO ISSUED AND OUTSTANDING SHALL REDUCE THE AVAILABILITY HEREUNDER. ANY AMOUNT DRAWN UNDER OUTSTANDING LETTER OF CREDIT MAY, AT THE BANK'S OPTIONS, BE ADVANCED AGAINST THIS NOTE EVEN THOUGH THE NOTE MAY BE IN DEFAULT OR BEYOND THE MATURITY DATE INCLUDING ANY RENEWALS, EXTENSIONS, AND AMENDMENTS THEREOF AND SUBSTITUTIONS THEREFOR.


     Overdue principal and (to the extent legally enforceable) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a rate four percentage points above the rate in effect at the time such principal or interest becomes due.
     At the option of the holder of this note (the "holder") the unpaid balance of this note plus accrued interest and all other obligations of Maker to the holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall become immediately due and payable without notice or demand if (a) any payment required by this note is not made when due, or (b) a default or event of default occurs under any loan or security agreement or instrument executed as security for or in connection with this note, or (c) the holder at any time in good faith believes that the prospect of any payment required by this note is impaired, whether or not such belief is caused by any act or failure to act of any Maker or of any endorser, guarantor or accommodation party of or on this note (hereafter collectively referred to as "any other signer").
     Maker and any other signer (1) waive presentment, notice of dishonor and protest, (2) assent to any extension of time with respect to any payment due under this note, to any substitution or release of collateral and to the addition or release of any party, and (3) agree that Bank may apply, as Bank elects, any payment received after default to any portion of Maker's obligations hereunder. No waiver of any payment or other right under this note shall operate as a waiver of any other payment or right. Maker and any other signer shall pay all reasonable costs of collection, including attorneys' fees, paid or incurred by the holder in enforcing this note on default.
     This note (a) is secured by the Security indicated above, if any, and
(b) shall be construed under and governed by the laws of Colorado. If there is more than one Maker, all of the provisions of this note shall apply to each and any of them.

THE ARBITRATION TERMS AND CONDITIONS ON THE BACK OF THIS PAGE ARE A PART OF AND INCORPORATED INTO THIS NOTE.

  --------------------------       KESTREL ENERGY, INC.
      FOR BANK USE ONLY            BY:/s/Timothy L. Hoops
  --------------------------       TIM HOOPS, PRESIDENT
      Multiple L.O.C.              VICTORIA EXPLORATION, INC.
      ELAINE ALBO                  BY:/s/Timothy L. Hoops
      DUC DUONG                    TIM HOOPS, PRESIDENT

                                ARBITRATION

1. Agreement to Arbitrate: Subject to the provisions of the next paragraph below, Bank and Maker agree to submit to binding arbitration any and all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys, and other agents) arising out of or relating to in any way to the loan and related loan documents which are the subject of this note and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, collection, enforcement, default or termination.

     Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto (1) to foreclose against any real or personal property collateral by the exercise of the power of sale under a deed of trust, mortgage, or other security agreement, or instrument, or applicable law; (2) to exercise self-help remedies such as setoff or repossession; or (3) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit to provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration, including those claims or disputes arising from exercise of any such judicial relief, or pursuit of provisional or ancillary remedies, or exercise of self-help remedies.

2. Selection of Arbitrator: If the amount in dispute is $500,000.00 or more, arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial law in the State of Colorado for at least eight (8) years or a retired judge at the district court or appellate court level from the State of Colorado; (2) a person with at least eight (8) years experience in commercial lending; and (3) a person with at least eight (8) years experience in the OIL & GAS EXPLORATION & PRODUCTION CO industry. The parties to the dispute or their representatives shall obtain from AAA a list of persons meeting the criteria outlined above and the parties shall select the person in the manner established by the AAA.

If the amount in dispute is less than $500,000.00, the arbitration shall be conducted before one arbitrator who shall be an attorney who has practiced in the area of commercial law for at least eight (8) years or a retired judge at the District Court or an appellate court level. The parties to the dispute or their representatives shall obtain from AAA a list of the persons meeting the criteria outlined above and the parties shall select the person in the manner established by the AAA.

3. Governing Laws and Rules: Such arbitration shall proceed in the State of Colorado in the city or county (if the Bank is not located in a city) wherein the Bank is located, shall be governed by Colorado law, including all applicable statutes of limitations, and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

4. Discovery: In any arbitration hereunder: (1) the arbitrator(s) shall decide (by documents only or with a hearing, at the arbitrators' discretion) any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication: (2) discovery shall be permitted, but shall be limited as provided in Rule 26.1(c) of the Colorado Rules of Civil Procedure, and shall be subject to the scheduling by the arbitrator(s), and any discovery disputes shall be subject to final determination by the arbitrator(s); and (3) the arbitrator(s) shall award costs and expenses of the arbitration proceeding in accordance with the provisions of the loan agreement, promissory note and/or other loan documents.